Vringo Announces $2.5 Million Investment Led by Prominent Venture Capital Firms Benchmark Capital and DAG Ventures

Vringo Also Announces Signing of LOI to Acquire and Merge Operations with Mobile Messaging Firm Zlango Ltd.

NEW YORK — July 27, 2011 — Vringo, Inc. (NYSE Amex: VRNG) (“Vringo” or the “Company”), a provider of software platforms for mobile social and video applications, announced today that it has closed a private placement of convertible notes in the aggregate amount of $2.5 million primarily to leading venture capital firms Benchmark Capital and DAG Ventures.

The convertible notes bear interest at the rate of 1.25% per annum and mature on January 1, 2012. Upon the closing of a subsequent financing by the Company, the convertible notes will automatically convert into the same securities as the subsequent financing except that the conversion price for the convertible notes will be equal to the lower of: (i) today’s closing price of the Company’s common stock; or (ii) the closing price of the Company’s common stock on the date the funds were received; or (iii) a 10% discount to the securities issued in the subsequent financing.

Vringo also announced that it had executed a Letter of Intent (“LOI”) to acquire and merge operations with Zlango Ltd, a mobile messaging company (“Zlango”). The parties intend to enter into an asset purchase agreement whereby Vringo will acquire substantially all of the assets of Zlango Ltd.  Under the terms of the LOI, Vringo will issue 3,000,000 shares of its common stock and provide Zlango’s management with a retention package comprised of options to purchase 250,000 shares of common stock. In connection with the LOI, Benchmark Capital and DAG Ventures, who are affiliates of Zlango, agreed to enter into the financing announced today.

The combined company intends to leverage Zlango’s rich media messaging services together with Vringo’s strong portfolio of mobile social and video applications to create a new leader in the mobile social arena. Zlango’s technology can effortlessly add icons, themes and images to standard text messages. Zlango provides a set of technology platforms through a managed services environment for enabling rich media messages over the existing mobile text infrastructure. It also offers a platform for premium and syndicated content, as well as user-generated content.

“We are thrilled to announce this investment from Benchmark and DAG, along with our LOI to acquire and merge operations with Zlango,” said Jon Medved, Chief Executive Officer of Vringo.  “The financing led by Benchmark Capital and DAG Ventures is a significant vote of confidence in Vringo. We believe Zlango's exciting messaging platform will allow us to enter the massive mobile messaging market, which ranks second in mobile revenue only to voice. This additional funding and the Zlango transaction will be highly beneficial as we continue to grow our business.”

Benchmark Capital is a leading venture capital firm and has been an early investor in leading technology companies such as eBay (EBAY), Twitter, Zipcar (ZIP), Juniper Networks (JNPR), Red Hat Software (RHAT), and MySQL. Michael Eisenberg, General Partner at Benchmark Capital, will join Vringo’s Board of Directors at the closing of the Zlango transaction.  Mr. Eisenberg has been named by Forbes Magazine to its prestigious Midas List of leading venture capitalists.

DAG Ventures is a leading venture capital firm and has been an investor in leading technology companies such as AdMob (acquired by Google), Plaxo (acquired by Comcast), Chegg, Segway, and Yelp. John Cadeddu, Managing Director at DAG Ventures, will join Vringo’s Board of Directors as an observer at the closing of the Zlango transaction.

Mr. Eisenberg said, “Combining Vringo and Zlango carves out a wide viral footprint in mobile social applications. The rate of social interaction on mobile devices is even higher than on the web and I believe the potential of this combined company will be unlocked by offering a range of innovative social products at the intersection of video and messaging technology.”

Mr. Eisenberg continued, “Both Vringo and Zlango are experiencing growing rates of early customer adoption on the important Android platform. The two companies service a complementary group of carrier partners including Orange, Vodafone Maxis, Viettel and others. I believe that together their growth will accelerate and will result in a significant player in the mobile social market.”

Roni Haim, CEO of Zlango commented, “Zlango’s popular messaging products have always been about ‘messaging with attitude’ and personalization. Similarly, Vringo’s social and personal video applications provide a whole new level of mobile social experiences. We believe there are significant upside synergies between our two firms. By combining Zlango’s passionate 4 million users with Vringo’s products and additional capital, the future is bright.”

The proposed transaction with Zlango is subject to satisfactory completion of due diligence by Vringo, completion of a definitive asset purchase agreement, regulatory review by the SEC and the approval of both the stockholders and boards of both companies. Upon the execution of a definitive agreement, Vringo expects to prepare and file with the SEC a Registration Statement on Form S-4 covering the shares to be issued in this transaction.

About Vringo

Vringo (NYSE Amex: VRNG) is a leading provider of software platforms for mobile social and video applications. With its award-winning video ringtones and other mobile software platforms, Vringo transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience. Vringo’s core mobile application, which is compatible with more than 400 handsets, enables users to create or take video, images and slideshows from virtually anywhere and turn it into their visual call signature. In a first for the mobile industry, Vringo has introduced its patented VringForward technology, which allows users to share video clips with friends with a simple call.  Vringo has been heralded by The New York Times as "the next big thing in ringtones" and USA Today said Vringo’s application has "to be seen to be believed." Vringo has launched its service with various international mobile operators, holds licensing deals with over 40 major content partners and maintains a library of more than 12,000 video ringtones for users in various territories.  For more information, visit: http://ir.vringo.com.

For more information about how video ringtones work, visit: www.vringo.com.

About Zlango

Zlango is a global leader in visually-enhanced text and mobile messaging solutions and services. Its pictorial messaging platform for mobile, web and Facebook, enables fun, emotion-rich communication through the use of expressive icons and images. Localized for each market’s language, slang and culture, Zlango’s platform and niche themed packs are updated regularly with fresh new content, offering hundreds of unique icons to choose from. In addition, with Zlango’s “Makin’ Moods” avatar creation tool, “Web–to-Mobile” composer, and “Wish Talk” Facebook App, users can add personality for any mood to email signatures, websites, blogs, Facebook messages and mobile phones worldwide. Available on multiple platforms and direct to consumers via major mobile operators and content providers around the world, Zlango supports hundreds of Android, Nokia, Symbian and J2ME devices. Zlango is localized in 25+ languages across 20 countries and currently has over 4 million active users sending over 200 million Zlango icons globally each month! For more information, visit www.zlango.com.

About Benchmark Capital

Benchmark Capital was founded in 1995 to help talented entrepreneurs build great technology companies. Benchmark’s partners take a team-oriented, labor-intensive approach to venture investing to deliver a superior level of service to the firm’s portfolio companies. Benchmark’s portfolio includes franchise companies such as eBay and Shopping.com (Nasdaq: EBAY), Equinix (Nasdaq: EQIX), JAMDAT (Nasdaq: JMDT), Juniper Networks (Nasdaq: JNPR), Red Hat (Nasdaq: RHAT), and ZipRealty (Nasdaq: ZIPR). Managing more than $3 billion in committed venture capital, Benchmark focuses on investing in entrepreneurs with original ideas. For more information on Benchmark, visit its website at www.benchmark.com.

About DAG Ventures

DAG Ventures is a venture capital partnership investing in and helping outstanding entrepreneurs create leading, long-term companies across a range of markets. With roots from the 1980’s in cable TV, infrastructure, media, and wireless industries, the partnership today is privileged to work with world-class entrepreneurs as they build tomorrow’s leaders in the information technology, energy, and life science sectors. DAG Ventures invests in companies with proven technology, from the prototype stage onward. DAG has been an investor in in AdMob (acquired by Google), Plaxo (acquired by Comcast), Chegg, Segway, and Yelp.  For more information, please visit www.dagventures.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Company Contact:
Vringo, Inc.
Jonathan Medved, CEO
646-525-4319 x 2501
jon@vringo.com

Financial Communications:
Trilogy Capital Partners, Inc.
Darren Minton, President
Toll-free: 800-592-6067
info@trilogy-capital.com